UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: October 31, 2014

HORACE MANN EDUCATORS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-10890	37-0911756
(State of incorporation)	(Commission File Number)	(I.R.S. Employer
Identification No.)

1 Horace Mann Plaza, Springfield, Illinois 62715-0001

(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: 217-789-2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-looking Information

Statements included in this document that state Horace Mann Educators Corporation's (the “Company” or “Horace Mann”) or its management's intentions, hopes, beliefs, expectations or predictions of future events or the Company's future financial performance are forward-looking statements and involve known and unknown risks, uncertainties and other factors. Horace Mann is not under any obligation to (and expressly disclaims any such obligation to) update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. It is important to note that the Company's actual results could differ materially from those projected in such forward-looking statements. Please refer to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2014 and the Company's past and future filings and reports filed with the Securities and Exchange Commission for information concerning the important factors that could cause actual results to differ materially from those in forward-looking statements.

Item 5.02: Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Executive Vice President and Chief Marketing Officer

Effective October 31, 2014, Stephen P. Cardinal, 44, was named Executive Vice President and Chief Marketing Officer of the Company. Mr. Cardinal joined Horace Mann in December 2008 and most recently served as Executive Vice President, Property & Casualty. Additional biographical information for Mr. Cardinal is located in the Company’s Proxy Statement for the 2014 Annual Meeting of Shareholders.

Appointment of Senior Vice President, Property & Casualty

Effective October 31, 2014, William J. Caldwell, 43, was named Senior Vice President, Property & Casualty, responsible for all facets of property and casualty strategy and operations. Mr. Caldwell joined Horace Mann in November 2013 as Senior Vice President, Personal Lines, with responsibility for pricing, product and underwriting of the Company’s property and casualty business. Mr. Caldwell brings over 20 years of property and casualty insurance industry experience, including Head of Property Products at QBE North America, as well as positions of increasing responsibility at Bank of America, Unitrin, General Electric and Liberty Mutual.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HORACE MANN EDUCATORS CORPORATION

By:	/s/ Bret A. Conklin
Name:	Bret A. Conklin
Title:	Senior Vice President & Controller
(Principal Accounting Officer)

Date: November 3, 2014

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